UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	000-21671	35-1887991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700

Indianapolis, Indiana 46204

(Address of Principal Executive Offices, including Zip Code)

(317) 261-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) 2012 Bonus Arrangements. On April 2, 2012, the Compensation Committee of The National Bank of Indianapolis Corporation (the “Company”) approved the terms and conditions for the 2012 Incentive Bonus Plan, the 2012 Discretionary Bonus Plan, and the 2012 Top Management Bonus Plan. Following is a description of such plans.

2012 Incentive Bonus Plan

All employees of the Company and the Bank are eligible to participate in the 2012 Incentive Bonus Plan. To be eligible to receive awards under the 2012 Incentive Bonus Plan, an individual must be employed by the Company or the Bank at December 31, 2012. Under the terms of the 2012 Incentive Bonus Plan, all participating employees will receive a specified percentage of their annual salary up to a maximum of 20%, depending upon the net income of the Company. The 2012 Incentive Bonus Plan provides that all individuals will receive the same percentage of their annual salary as the bonus payment.

2012 Discretionary Bonus Plan

The 2012 Discretionary Bonus Plan is used to reward individuals who have provided performance critical to the success of the Company and the Bank, and to keep compensation amounts competitive by supplementing the amounts received under the 2012 Incentive Bonus Plan. The individuals who are eligible to receive a bonus payment pursuant to this Plan and the amount of any bonus awarded under this Plan are determined by the Compensation Committee, after considering recommendations by Morris L. Maurer, the President and Chief Executive Officer of the Company and the Bank. Neither Mr. Maurer, Debra L. Ross (Executive Vice President and Chief Financial Officer of the Company and the Bank), Mark E. Bruin (Executive Vice President of the Company; Executive Vice President, Chief Banking Officer and Chief Client Officer of the Bank), nor Terry K. Scott (First Vice President and Chief Credit Officer of the Bank) are eligible to participate in the 2012 Discretionary Bonus Plan. The aggregate amount of bonus payments which can be made under this plan is $225,000. Awards under the 2012 Discretionary Bonus Plan are not subject to a formula payout (unlike the 2012 Incentive Bonus Plan).

2012 Top Management Discretionary Bonus Plan

The only individuals who are eligible to participate in the 2012 Top Management Discretionary Bonus Plan are Morris L. Maurer, Debra L. Ross, Mark E. Bruin, and Terry K. Scott.

Awards under this Plan are made in the discretion of the Compensation Committee and are not subject to a formula payout. Although the Compensation Committee did not establish specific performance goals under the terms of this Plan, in determining awards under this Plan the Compensation Committee will consider matters such as annual growth in total assets, loans, assets under management, net income and earnings per share; employee turnover; client retention; accomplishments in marketing; asset liability management; operations; technology; facilities; credit quality; human resources; organization; comments from the independent auditors; the nature of the audit opinion; and, results of regulatory examinations.

Under the terms of the 2012 Top Management Discretionary Bonus Plan, Mr. Maurer may receive an amount equal to up to 20% of his base salary; and Ms. Ross, Mr. Bruin, and Mr. Scott each may receive an amount equal to up to 15% of their respective base salary. The aggregate amount which may be paid as a bonus under this Plan for all participants is $178,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

By:	/s/ Debra L. Ross
Debra L. Ross, Chief Financial Officer

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